                                                                    EXHIBIT 10.1

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                       MASTER LOAN AND SECURITY AGREEMENT

                                   ----------

                          DATED AS OF FEBRUARY 15, 2005

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                                MORTGAGEIT, INC.
                                   AS BORROWER

                            MORTGAGEIT HOLDINGS, INC.
                                   AS BORROWER

                                       AND

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    AS LENDER

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                                TABLE OF CONTENTS

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                                       ii

SCHEDULES

     SCHEDULE 1   Representations and Warranties re: Mortgage Loans
     SCHEDULE 2   Filing Jurisdictions and Offices
     SCHEDULE 3   Relevant States
     SCHEDULE 4   Subsidiaries

EXHIBITS

     EXHIBIT A    Form of Promissory Note
     EXHIBIT B    Form of Custodial Agreement
     EXHIBIT C    Form of Opinion of Counsel to the Borrower
     EXHIBIT D    Form of Notice of Borrowing and Pledge
     EXHIBIT E    Underwriting Guidelines
     EXHIBIT F    Required Fields for Servicing Transmission
     EXHIBIT G    Required Fields for Mortgage Loan Data Transmission
     EXHIBIT H    Form of Borrowing Base Certificate
     EXHIBIT I    Form of Confidentiality Agreement
     EXHIBIT J    Form of Instruction Letter

                                      iii

                       MASTER LOAN AND SECURITY AGREEMENT

          MASTER LOAN AND SECURITY AGREEMENT, dated as of February 15, 2005, between MORTGAGEIT, INC., a New York corporation and MORTGAGEIT HOLDINGS, INC. a
Maryland corporation (each, a "Borrower" and collectively, the "Borrower" or the
"Borrowers") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware
corporation (the "Lender").

                                    RECITALS

          Each Borrower wishes to obtain financing from time to time to provide interim funding for the origination or acquisition of certain Mortgage Loans (as defined herein), which Mortgage Loans shall secure Advances (as defined herein)
to be made by the Lender hereunder.

          The Lender has agreed, subject to the terms and conditions of this
Loan Agreement (as defined herein), to provide such financing to the Borrower.

          Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Accepted Servicing Practices" shall mean, with respect to any
Mortgage Loan, accepted and prudent mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing the Borrower or Borrower's designee provides to mortgage loans which they own in their own portfolio.

          "Adjusted Indebtedness" shall mean, for any Person, Indebtedness less only those obligations created, issued or incurred by such Person for borrowed money by the issuance and sale of debt securities that are sponsored, created, issued or incurred by such Person or its Affiliates in connection with securitizations.

          "Advance" shall have the meaning specified in Section 2.01(a) hereof.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or
(b) to direct or cause the direction of the management or policies of such
Person, whether through the ownership of voting securities, by contract, or otherwise.

          "ALTA" means the American Land Title Association.

          "Applicable Collateral Percentage" shall mean, (i) for the first 180 days following the date such Eligible Mortgage Loan first becomes subject to the terms of this Agreement, with respect to each Advance and each Eligible Mortgage
Loan:

          (a) in the case of "A" or "Alt-A" credit first lien Dry Loans (other than HELOCs): (i) for the first 120 days following the date such Mortgage
     Loan first becomes subject to the terms of this Agreement), 98% and (ii)
     thereafter 95%;

          (b) in the case of Subprime Mortgage Loans, Second Lien Mortgage Loans and HELOCS that are Dry Loans, (i) for the first 120 calendar days following the date such Mortgage Loan first becomes subject to the terms of this Agreement), 97% and (ii) thereafter 94%; and

          (c) in the case of Wet Loans:

               (1) for which all Required Documents have not been delivered for
          0 to 7 Business Days following the date each such Wet Loan first becomes subject to the terms of this Agreement, 97%, and (2) for which all Required Documents have not been delivered within 7 Business Days following the date each such Wet Loan first becomes subject to the terms of this Agreement, 0%.

          The Applicable Collateral Percentage of any Mortgage Loan which is not an Eligible Mortgage Loan shall be 0%.

          "Applicable Margin" shall mean with respect to Advances that are
Tranche A Advances and Tranche B Advances respectively, and which are secured by the Mortgage Loans, the applicable rate per annum set forth below for each day that such Advances shall be so secured:

          Tranche A Advances   0.60% if the Maximum Credit is $250,000,000, and
                               0.65% if the Maximum Credit exceeds $250,000,000

          Tranche B Advances   0.70% if the Maximum Credit is $250,000,000, and
                               0.75% if the Maximum Credit exceeds $250,000,000

          "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

          "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

          "Attorney Bailee Letter" shall have the meaning assigned to such term in the Custodial Agreement.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code of
1978, as amended from time to time.

          "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

          "Borrower" shall mean with respect to any Advance, the entity that requested such Advance and to whom such Advance was funded, which entity shall be either MortgageIT, Inc. or MortgageIT Holdings, Inc., as the case may be.

          "Borrowers" shall mean collectively, MortgageIT, Inc. and MortgageIT
Holdings, Inc.

          "Borrowing Base" shall mean the aggregate Collateral Value of all
Eligible Mortgage Loans that have been, and remain pledged to the Lender hereunder.

                                      -2-

          "Borrowing Base Certificate" shall mean the certificate prepared by the Lender substantially in the form of Exhibit H, attached hereto.

          "Borrowing Base Deficiency" shall have the meaning provided in Section
2.06 hereof.

          "Business Day" shall mean any day other than (i) a Saturday or Sunday,
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New
York, the Custodian or banking and savings and loan institutions in the State of
New York, Connecticut or California or the City of New York or the city or state in which the Custodian's offices are located are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan
Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by
Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by
Moody's Investors Service, Inc. ("Moody's") and in either case maturing within
90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of
Rule 13d-3 of the Securities and Exchange Commission under the Securities
Exchange Act of 1934) of outstanding shares of voting stock of any Borrower at any time if after giving effect to such acquisition more than 50% of the combined voting power of the continuing or surviving entity's shares is owned by
Persons who were not shareholders of such Person immediately prior to such acquisition.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning assigned to such term in Section
4.01(b) hereof.

          "Collateral Value" shall mean with respect to each Mortgage Loan, the lesser of (a) the product of (x) the Applicable Collateral Percentage and (y)
the outstanding principal balance of such Mortgage Loan, and (b) the Market
Value thereof; provided that, the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan:

          (1) in respect of which there is a material breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date

                                      -3-

          Collateral Value is determined) or there is an Exception which was not otherwise waived by Lender;

          (2) which the Lender determines, in its reasonable discretion, is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

          (3) which has been released from the possession of the Custodian under
          Section 5(a) of the Custodial Agreement to the Borrower or its bailee for a period in excess of seven (7) Business Days;

          (4) which has been released from the possession of the Custodian (i)
          under Section 5(b) of the Custodial Agreement under any Transmittal
          Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such
          Attorney's Bailee Letter is terminated or ceases to be in full force and effect;

          (5) which has been subject to this Loan Agreement for greater than 180 calendar days; or if such Mortgage Loan has been subject to this Loan
          Agreement for greater than 120 calendar days and the Collateral Value of such Mortgage Loan, when added to the Collateral Value of all other
          Mortgage Loans that have been subject to this Loan Agreement for greater than 120 calendar days exceeds 10% of the aggregate outstanding principal balance of all Advances;

          (6) in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

          (7) if (a) the related Mortgage Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (b) such Mortgage, is not a valid, subsisting, enforceable and perfected first or second lien on the
          Mortgaged Property (or, in the case of a Cooperative Loan, on the related Cooperative Shares and Proprietary Lease);

          (8) in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

          (9) if the Mortgagor has not made its first contractually due payment on the related Mortgage Loan within 30 days of the related due date therefor;

          (10) that was originated or acquired by the Borrower more than 45 days prior to the date such Mortgage Loan was first subject to the terms of this Loan Agreement;

          (11) if such Mortgage Loan is thirty (30) or more days past due with respect to any scheduled payment of principal or interest; or

          (12) if such Mortgage Loan is a Wet Loan and the Collateral Value of such Mortgage Loan when added to the aggregate Collateral Value of all other Wet Loans exceeds (A) $75,000,000 if such calculation is performed on any day which occurs during the period from the fifth day immediately preceding the last day of each calendar month through and including the fifth day of the next succeeding calendar month, or (B)
          $50,000,000 on any other date;

                                      -4-

          (13) which is a HELOC and the Collateral Value of such HELOC, when added to the Collateral Value of all other HELOCs that secure Advances hereunder exceeds $50,000,000; or

          (14) which is a Subprime Mortgage Loan and the Collateral Value of
          such Subprime Mortgage Loan, when added to the Collateral Value of all other Subprime Mortgage Loans that secure Advances hereunder exceeds
          $75,000,000;

          "Combined LTV or CLTV" means with respect to any Mortgage Loan, the ratio of (i) the original outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged
Property to (ii) the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged
Property.

          "Contractual Obligation" shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

          "Cooperative Corporation" shall mean with respect to any Cooperative
Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

          "Cooperative Loan" shall mean a Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related
Cooperative Unit in the building owned by the related Cooperative Corporation.

          "Cooperative Project" shall mean with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

          "Cooperative Shares" shall mean with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a
Cooperative Unit and represented by a stock certificate.

          "Cooperative Unit" shall mean with respect to any Cooperative Loan, a specific unit in a Cooperative Project.

          "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrowers, the Custodian and the Lender, substantially in the form attached hereto as Exhibit B, as the same shall be modified and supplemented and in effect from time to time.

          "Custodian" shall mean Deutsche Bank Trust Company Americas, its successors and permitted assigns.

          "Custodian Loan Transmission" shall have the meaning assigned thereto in the Custodial Agreement.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Disbursement Account" shall mean the account established by the
Lender pursuant to which funds shall be disbursed to fund any Wet Loan.

          "Dollars" and "$" shall mean lawful money of the United States of
America.

                                      -5-

          "Dry Loan" shall mean a first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines which Mortgage File contains all required Mortgage Loan Documents.

          "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Mortgage Loans or the Borrower or related parties, as desired by the Lender from time to time.

          "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

          "Eligible Mortgage Loan" shall mean a Mortgage Loan secured by a first or second mortgage lien (as reflected on the Mortgage Loan Data Transmission) on a one to four family residential property (or, in the case of a Cooperative
Loan, on the Cooperative Shares and Proprietary Lease granting exclusive rights to occupy a Cooperative Unit) and as to which (i) the representations and warranties in Section 6.12 and 6.23 and Schedule 1 hereof are correct, (ii) was originated or acquired by the Borrower in accordance with the Borrower's or
Lender approved third party's Underwriting Guidelines and (iii) such other customary criteria for eligibility determined by the Lender shall have been satisfied.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c)
of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n)
of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

          "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          "Event of Default" shall have the meaning provided in Section 8 hereof.

          "Exception" shall have the meaning assigned thereto in the Custodial
Agreement.

          "Exception Report" shall mean the exception report prepared by the
Custodian pursuant to the Custodial Agreement.

          "Fannie Mae" shall mean Fannie Mae, or any successor thereto.

          "First Lien" shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

          "Freddie Mac" shall mean Freddie Mac, or any successor thereto.

          "Funding Date" shall mean the date on which an Advance is made hereunder.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

                                      -6-

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

          "Gross Margin" means with respect to each adjustable rate Mortgage
Loan, the fixed percentage amount set forth in the related Mortgage Note.

          "Guarantee" shall mean, as to any Person, any obligation of such
Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other
Person or otherwise protecting the holder of such Indebtedness against loss
(whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such
Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

          "HELOC" shall mean a closed end home equity line of credit, or any previously open end home equity line of credit which has converted to a closed end loan, which is secured by a first or second mortgage lien and underwritten in accordance with the Borrower's or Lender approved third party's Underwriting
Guidelines.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations
(contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f)
obligations of such Person under repurchase agreements or like arrangements; (g)
indebtedness of others Guaranteed by such Person; (h) all obligations of such
Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

          "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

          "Instruction Letter" shall mean a letter agreement between the
Borrower and each Subservicer substantially in the form of Exhibit J attached hereto, in which such Persons acknowledge the Lender's security interest in the
Mortgage Loans, and agree to remit any collections with respect to the Mortgage
Loans as the Lender may so direct from time to time, which Instruction Letter may be delivered by Lender to such Subservicer in its sole discretion.

          "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related
Mortgaged Property.

                                      -7-

          "Insured Closing Letter" shall have the meaning assigned to such term in the Custodial Agreement.

          "Interest Period" shall mean, with respect to any Advance, (i)
initially, the period commencing on the Funding Date with respect to such
Advance and ending on the calendar day prior to the next succeeding Payment
Date, and (ii) thereafter, each period commencing on the Payment Date of a month and ending on the calendar day prior to the Payment Date of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the
Termination Date.

          "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the
Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

          "Interest Rate Protection Agreement" shall mean with respect to any or all of the Mortgage Loans and/or Advances, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by
Borrower and reasonably acceptable to the Lender.

          "Lender" shall have the meaning assigned thereto in the heading hereto.

          "LIBO Base Rate" shall mean with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business
Day), the rate per annum equal to the rate published by Bloomberg or, if such rate is not available, the rate appearing at page 3750 of the Telerate Screen, as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00
A.M. (eastern time), on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day.

          "LIBO Rate" shall mean with respect to each Interest Period pertaining to an Advance, a rate (reset on a monthly basis) per annum determined by the
Lender in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by the
Lender shall be conclusive, absent manifest error by the Lender:

                                 LIBO Base Rate
                  --------------------------------------------
                        1.00 - LIBO Reserve Requirements

     The LIBO Rate shall be calculated each Funding Date and Payment Date commencing with the first Funding Date.

          "LIBO Reserve Requirements" shall mean for any Interest Period for any
Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Lender in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the
Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

          "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

                                      -8-

          "Loan Agreement" shall mean this Master Loan and Security Agreement, as may be amended, supplemented or otherwise modified from time to time as mutually agreed by the parties in writing.

          "Loan Documents" shall mean collectively, this Loan Agreement, the
Note and the Custodial Agreement.

          "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage
Loan, the ratio of the original outstanding principal amount of the Mortgage
Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at
origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged
Property.

          "Market Value" shall mean the value, determined by the Lender in its sole reasonable discretion, of the Mortgage Loans if sold in their entirety to a single third-party purchaser or of any Mortgage Loan if it were part of a package consisting of all of the Mortgage Loans and such package was sold in its entirety to a single third-party purchaser. The Lender's determination of Market
Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Lender shall have the right to mark to market the Mortgage Loans on a daily basis which Market Value with respect to one or more of the Mortgage
Loans may be determined to be zero. The Borrower acknowledges that the Lender's determination of Market Value is for the limited purpose of determining
Collateral Value for lending purposes hereunder without the ability to perform customary purchaser's due diligence and is not necessarily equivalent to a determination of the fair market value of the Mortgage Loans achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
the property, business, operations, financial condition or prospects of the
Borrower, (b) the ability of the Borrower to perform in all material respects its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Loan
Documents, (d) the rights and remedies of the Lender under any of the Loan
Documents, (e) the timely payment of the principal of or interest on the
Advances or other amounts payable in connection therewith or (f) the Collateral.

          "Maximum Credit" shall mean Two Hundred Fifty Million Dollars
($250,000,000), or if the Lender and the Borrowers shall agree in writing within
120 days of the Effective Date, which agreement shall be in Lender's and
Borrowers' sole discretion, such higher amount not to exceed Four Hundred Fifty
Million Dollars ($450,000,000).

          "MERS" shall mean Mortgage Electronic Registration Systems, Inc., a
Delaware corporation, or any successor in interest thereto.

          "MERS Identification Number" shall mean the eighteen digit number permanently assigned to each MERS Mortgage Loan.

          "MERS Mortgage Loan" shall mean any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of
MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Mortgage Loan on the related Mortgage Loan List.

          "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the
Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

          "Mortgage" shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first lien or second lien (as indicated on the Mortgage Loan Data

                                      -9-

Transmission) on either (i) with respect to a Mortgage Loan other than a
Cooperative Loan, the fee simple or leasehold estate in such real property or
(ii) with respect to a Cooperative Loan, the Proprietary Lease and related
Cooperative Shares, which in each case secures the Mortgage Note.

          "Mortgaged Property" means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

          "Mortgagee" means either Borrower or any subsequent holder of a
Mortgage Loan.

          "Mortgage File" shall have the meaning assigned thereto in the
Custodial Agreement.

          "Mortgage Interest Rate" means the annual rate of interest borne on a
Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

          "Mortgage Interest Rate Cap" means with respect to an adjustable rate
Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

          "Mortgage Loan" shall mean a mortgage loan, including, without limitation, any Subprime Mortgage Loan, HELOC or Cooperative Loan which the
Custodian has been instructed to hold for the Lender pursuant to the Custodial
Agreement, and which mortgage loan includes, without limitation, (i) a Mortgage
Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage (or, in the case of a Cooperative Loan, on the
Cooperative Shares and Proprietary Lease granting exclusive rights to occupy a
Cooperative Unit).

          "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

          "Mortgage Loan List" shall mean the hard copy report provided by the
Borrower which shall include with respect to each Mortgage Loan to be included as Collateral: (i) the Mortgage Loan number, (ii) the Mortgagor's name, (iii)
the original principal amount of the Mortgage Loan and (iv) the current principal balance of the Mortgage Loan.

          "Mortgage Loan Data Transmission" shall mean a computer-readable magnetic or other electronic format incorporating the fields identified on
Exhibit G.

          "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a
Mortgage Loan.

          "Mortgagor" means the obligor on a Mortgage Note.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of
ERISA.

          "Net Income" shall mean, for any period, the net income of the
Borrower for such period as determined in accordance with GAAP.

          "Net Worth" shall mean, with respect to any Person, an amount equal to, on a consolidated basis, such Person's stockholder's equity, determined in accordance with GAAP.

                                      -10-

          "Note" shall mean the promissory note provided for by Section 2.02(a)
hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Notice of Borrowing and Pledge" shall have the meaning assigned to such term in Section 2.03(a).

          "Payment Date" shall mean the 5th calendar day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Exceptions" shall mean the exceptions to lien priority including but not limited to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (B)
which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property ; and (iv) in the case of a
Second Lien Mortgage Loan, a First Lien on the Mortgaged Property.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by either Borrower or any ERISA Affiliate and that is covered by
Title IV of ERISA, other than a Multiemployer Plan.

          "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

          "Post-Default Rate" shall mean, in respect of any principal of any
Advance or any other amount under this Loan Agreement, the Note or any other
Loan Document that is not paid when due to the Lender (whether at stated
maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% per annum, plus (a)(i) the
LIBO Rate plus the Applicable Margin, or (ii) if the LIBO Rate is not applicable, the interest rate (including the Applicable Margin) otherwise applicable to such Advance.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Proprietary Lease" shall mean the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

          "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by
Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating

                                      -11-

categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

          "Qualified Originator" shall mean (a) the Borrower and (b) any other originator of Mortgage Loans as may be approved by the Lender in writing from time to time.

          "Regulations T, U and X" shall mean Regulations T, U and X of the
Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such
Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Required Documents" shall mean those documents identified in Section
2 of the Custodial Agreement.

          "Rescission" shall mean the right of a Mortgagor to rescind the related Mortgage Note and related documents pursuant to applicable law.

          "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder,
Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated by a certificate of corporate resolution.

          "Restricted Payments" shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

          "Second Lien" shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

          "Second Lien Mortgage Loan" shall mean an Eligible Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such
Mortgaged Property securing financing obtained by the related Mortgagor and to
Permitted Exceptions.

          "Secured Obligations" shall have the meaning assigned thereto in
Section 4.01(c) hereof.

          "Servicer" shall mean the Borrower in its capacity as servicer or master servicer of the Mortgage Loans.

          "Servicing Agreement" shall have the meaning provided in Section
11.15(c) hereof.

          "Servicing File" means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all material documents in the Mortgage File which are not delivered to the Custodian and copies of the
Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

          "Servicing Records" shall have the meaning assigned thereto in Section
11.15(b) hereof.

                                      -12-

          "Servicing Transmission" shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.

          "Settlement Agent" shall have the meaning provided in the Custodial
Agreement.

          "Subprime Mortgage Loan" shall mean any first or second lien, wet or dry Mortgage Loans secured by one to four family residential properties to
Mortgagors of "B", "C" or "D" credit quality.

          "Subservicer" shall have the meaning provided in Section 11.15(c)
hereof.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more
Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Tangible Net Worth" shall mean, with respect to any Person, the Net
Worth of such person determined in accordance with GAAP minus all intangible assets, including goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP.

          "Termination Date" shall mean February 13, 2006, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

          "Total Indebtedness" shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.

          "Tranche A Advances" shall mean Advances so long as, and to the extent that, they are secured by Dry Loans.

          "Tranche B Advances" shall mean Advances so long as, and to the extent that, they are secured by Wet Loans.

          "Trust Receipt" shall have the meaning provided in the Custodial
Agreement.

          "Trust Status" shall mean the determination by the Custodian and confirmed by the Lender whether a Mortgage Loan delivered as a Wet Loan has become a Dry Loan.

          "Underwriting Guidelines" shall mean the underwriting guidelines of the Borrower attached as Exhibit E hereto as amended from time to time in accordance with Section 7.09.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the
Uniform Commercial Code as in effect in a jurisdiction other than New York,
"Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                                      -13-

          "Wet Loan" shall mean a wet-funded first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines and does not contain all the required Mortgage Loan Documents in the Mortgage File, which in order to be deemed to an Eligible Mortgage Loan shall have the following additional characteristics:

          (a) the proceeds thereof have been funded (or, on the date of the
     Advance supported by a Notice of Borrowing and Pledge are being funded) by wire transfer or cashier's check, cleared check or draft or other form of immediately available funds to the Settlement Agent for such Wet Loan;

          (b) the Borrower expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

          (c) the proceeds thereof have not been returned to the Lender from the
     Settlement Agent for such Wet Loan;

          (d) the Borrower has not learned that such Wet Loan will not be closed and funded to the order of the Mortgagor; and

          (e) upon recordation such Mortgage Loan will constitute a first or second lien on the premises described therein.

          1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

          SECTION 2. ADVANCES, NOTE AND PREPAYMENTS.

          2.01 Advances.

          (a) Subject to fulfillment of the conditions precedent set forth in
Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender may, in its sole discretion, from time to time, on the terms and conditions of this Loan Agreement, to make loans
(individually, an "Advance"; collectively, the "Advances") to the Borrower in
Dollars, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit (which shall be further subject to the limitations in the definition of Collateral
Value) and (ii) the Borrowing Base as in effect from time to time. It is acknowledged and agreed that, notwithstanding any other provision of this Loan
Agreement to the contrary, the facility provided under this Loan Agreement is an uncommitted facility and the Lender shall have no obligation to make any Advance hereunder. Any Advance hereunder shall be made in the sole discretion of the
Lender. The Lender may, at any time, terminate this Loan Agreement by providing written notice to the Borrower. Within thirty (30) calendar days of receipt of such notice, the Borrower agrees to repay the aggregate outstanding amount of all Advances including all interest accrued thereon.

          (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

          (c) In no event shall an Advance be made when any Default or Event of
Default has occurred and is continuing.

                                      -14-

          2.02 Notes.

          (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto
(the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

          (b) The date, amount and interest rate of each Advance made by the
Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Advances.

          2.03 Procedure for Borrowing.

          (a) Borrowing Procedure for Requesting an Advance. The Borrower may
request a borrowing to be secured by any Mortgage Loans hereunder, on any
Business Day during the period from and including the Effective Date to the
Termination Date, by delivering to the Lender, with a copy to the Custodian, a
Mortgage Loan Data Transmission and an irrevocable Notice of Borrowing and
Pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and
Pledge"), appropriately completed, which Notice of Borrowing and Pledge and
Mortgage Loan Data Transmission must be received by the times and on the days specified in Section 2(a) of the Custodial Agreement. Such Notice of Borrowing
and Pledge shall clearly indicate those Mortgage Loans that are intended to be
Wet Loans and Dry Loans and include a Mortgage Loan List in respect of the
Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing. The
Borrower agrees to immediately report to the Custodian and the Lender by facsimile transmission within one Business Day of discovery that any Wet Loans that were previously pledged to the Borrower do not close for any reason including, but not limited to, a Recission.

          (b) Pursuant to the Custodial Agreement, the Custodian shall review any Required Documents delivered prior to 12:00 p.m. (eastern time) on any
Business Day in time to include the related Mortgage Loans in such Borrowing
Base determination on the same day. Not later than 5:30 p.m. (eastern time) on each Business Day, the Custodian shall deliver to the Lender, via electronic transmission acceptable to the Lender, the Custodian Loan Transmission and an
Exception Report showing the status of all Mortgage Loans then held by the
Custodian, including but not limited to the Wet Loans and Dry Loans which are subject to document exceptions, and the time the related Mortgage Loan Documents have been released pursuant to Section 5(a) or 5(b) of the Custodial Agreement.
From time to time, the Lender shall calculate the Borrowing Base of all Mortgage
Loans that are held by the Custodian and forward to the Borrower by facsimile transmission a copy of the Borrowing Base Certificate in the form of Exhibit H.
In addition, the Custodian shall deliver to the Lender no later than 5:30 p.m.
(eastern time) by facsimile transmission on each Funding Date, one or more Trust
Receipts (as defined in the Custodial Agreement) relating to either Wet Loans or
Dry Loans. The original copies of such Trust Receipts shall be delivered to
JPMorgan Chase Bank at Four New York Plaza, Ground Floor, Outsourcing
Department, New York, New York 10004, Attention: Jennifer John for the account of Greenwich Capital Markets (telephone number (212) 623-5953), as agent for the
Lender by overnight delivery using a nationally recognized insured overnight delivery service.

          (c) Upon the Borrower's request for a borrowing pursuant to Section
2.03(a) above, the Lender shall, assuming all conditions precedent set forth in this Section 2.03 (other than the delivery of the Trust Receipts as provided in
Section 2.03(b)) and in Section 5.01 and 5.02 have been met, and provided no
Default shall have occurred and be continuing (in accordance with Section 2.01), not later than 9:30 a.m. (eastern time) in the case of AM Funded Wet Loans on the requested Funding Date or 5:00 p.m. (eastern time) in the case of PM Funded
Wet Loans or Dry Loans on the requested Funding Date

                                      -15-

make an Advance (determined by the Lender) in an amount which would not cause the aggregate amount of Advances then outstanding to exceed the lesser of (i)
the Maximum Credit or (ii) the Borrowing Base shown on the latest Borrowing Base
Certificate of the Lender. Subject to the foregoing, such borrowing will be made available to the Borrower by the Lender transferring, via wire transfer
(pursuant to wire transfer instructions provided by the Borrower on or prior to such Funding Date), in the aggregate amount of such borrowing in funds immediately available to the Borrower; provided, however, that the Lender may, at its sole option, elect not to make any Advance hereunder.

          2.04 Limitation on Types of Advances; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO
Base Rate:

          (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein;
     or

          (b) the Lender determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Advances is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining
     Advances; or

          (c) it becomes unlawful for the Lender to make or maintain Advances hereunder using a LIBO Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall not make additional Advances, and the Borrower shall, at its option, either prepay such Advances or pay interest on such Advances at a rate per annum as determined by the Lender taking into account the increased cost to the Lender of making and maintaining the
Advances.

          2.05 Repayment of Advances; Interest.

          (a) The Borrower shall repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances (as evidenced by the
Note).

          (b) Interest on the Advances shall be payable in arrears monthly on the Payment Date in respect of the previous calendar month and on the
Termination Date. No later than the Business Day prior to each Payment Date, the
Lender shall provide to the Borrower a report which shall state the interest amount due for the current interest period on the Advance. The calculation on such report shall be based upon information provided in the Servicing
Transmission and the report provided pursuant to Section 7.20.

          (c) The Borrower shall pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin.
Notwithstanding the foregoing, the Borrower shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance as calculated in Section 2.05(b) above shall be payable monthly on each Payment Date and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable promptly upon receipt of invoice. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give written notice thereof to the Borrower.

                                      -16-

          2.06 Mandatory Prepayments or Pledge.

          On each Advance Date or other date on which there is a change in the
Mortgage Loans held by the Custodian, the Custodian shall deliver to the Lender and the Borrower the Custodian Loan Transmission. The Lender shall deliver to the Borrower a Borrowing Base Certificate in the form attached hereto as Exhibit
H, the calculation in such certificate to be based on the delinquency status and principal balance of the Eligible Mortgage Loans as of the later of the funding date balance or the last calendar day of the prior month. Such information shall be ascertained from the Servicing Transmission which shall be delivered or caused to be delivered by the Borrower in accordance with Section 7.20 and shall include all Mortgage Loans which were funded on or prior to the last calendar day of the previous month.

          In the event that such Borrowing Base Certificate indicates or if at any time the aggregate outstanding principal amount of Advances exceeds the
Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrower on any Business Day, the Borrower shall no later than one Business Day after receipt of such written notice, either prepay the
Advances in part or in whole or pledge additional Eligible Mortgage Loans (which
Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

          2.07 Optional Prepayments.

          (a) (a) The Advances are prepayable without premium or penalty, in whole or in part on each Payment Date. The Advances are prepayable at any other time, in whole or in part, in accordance herewith and subject to clause (b)
below. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full.
Amounts repaid may be reborrowed in accordance with the terms of this Loan
Agreement. If the Borrower intends to prepay an Advance in whole or in part from any source, the Borrower shall give, with respect to prepayment of an Advance in an amount greater than or equal to the lesser of $50,000,000 or 25% of the
Advances then outstanding, two (2) Business Days' prior written notice thereof to the Lender. No prior written notice shall be required with respect to a prepayment of an Advance in an amount that is both less than $50,000,000 and less than 25% of the Advances then outstanding. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.
Partial prepayments shall be in an aggregate principal amount of at least
$100,000.

          (b) (b) If the Borrower makes a prepayment of the Advances on any day which is not a Payment Date, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from (a) the re-employment of funds obtained by the Lender to maintain the Advances hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to an amount equal to the excess, as reasonably determined by the Lender, of (i) its cost of obtaining funds for such Advances for the period from the date of such payment through the following Payment Date over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds not utilized by reason of such payment for such period.
This Section 2.07 shall survive termination of this Loan Agreement and payment of the Note.

          2.08 Requirements of Law.

          (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive
(whether or not having the force of law) from any central bank or other
Governmental Authority made subsequent to the date hereof:

                                      -17-

               (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it
     (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Advances or other extensions of credit by, or any other acquisition of funds by any office of the Lender which is not otherwise included in the determination of the LIBO
     Base Rate hereunder;

               (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable thereafter incurred.

          (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the
Lender's or such corporation's capital as a consequence of any obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will thereafter compensate the Lender for such reduction.

          (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the
Borrower shall be conclusive in the absence of manifest error.

          2.09 Purpose of Advances.

          Each Advance shall be used to finance the origination or purchase of
Eligible Mortgage Loans identified to the Lender in writing on each Mortgage
Loan Schedule as such Mortgage Loan Schedule may be amended from time to time.

          SECTION 3. PAYMENTS; COMPUTATIONS; TAXES.

          3.01 Payments.

          Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan
Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender at JPMorgan Chase Bank: Account
Number 140095961, For the A/C of Greenwich Capital Financial Products, Inc.,
ABA# 021000021, Attn: Michael Harris, not later than 1:00 p.m. (eastern time), on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding
Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

                                      -18-

          3.02 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          3.03 U.S. Taxes.

          (a) The Borrower agrees to pay to the Lender such additional amounts as are necessary in order that the net payment of any amount due to the Lender hereunder after deduction for or withholding in respect of any U.S. Tax (as defined below) imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by the Lender), will not be less than the amount stated herein to be then due and payable; provided, that the foregoing obligation to pay such additional amounts shall not apply:

               (i) to any payment to the Lender hereunder unless the Lender is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the
     Advances), or

               (ii) to any U.S. Tax imposed solely by reason of the failure by the Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the
     Lender if such compliance is required by statute or regulation of the
     United States of America as a precondition to relief or exemption from such
     U.S. Tax.

For the purposes of this Section 3.03(a), (w) "Form 1001" shall mean Form 1001
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the
Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
(Exemption from Withholding of Tax on Income Effectively Connected with the
Conduct of a Trade or Business in the United States) of the Department of the
Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and (y) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the
United States of America or any taxing authority thereof or therein.

          (b) Within 30 days after paying any such amount to the Lender, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment (as the case may be).

          (c) The Lender represents and warrants to the Borrower that on the date hereof the Lender is either incorporated under the laws of the United
States or a State thereof or is entitled to submit a Form 1001 (relating to the
Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224
(relating to all interest to be received by the Lender hereunder in respect of the Advances).

          SECTION 4. COLLATERAL SECURITY.

          4.01 Collateral; Security Interest.

          (a) Pursuant to the Custodial Agreement, the Custodian shall hold the
Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to the terms of the Custodial Agreement and shall deliver to the Lender Trust
Receipts with Exception Reports (as such terms are defined in the Custodial
Agreement) to the effect that it has reviewed such Mortgage Loan Documents in

                                      -19-

the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

          (b) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

               (i) all Mortgage Loans identified on a Notice of Borrowing and
     Pledge delivered by the applicable Borrower to the Lender and the Custodian from time to time;

               (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section
     11.15(b) below), and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto;

               (iii) all mortgage guaranties and insurance (issued by
     governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder;

               (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loans or the related Mortgaged Property;

               (v) all Interest Rate Protection Agreements relating to any or all of the foregoing;

               (vi) any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing;

               (vii) all purchase or take-out commitments relating to or
     constituting any or all of the foregoing;

               (viii) all "accounts", "chattel paper", "commercial tort claims",
     "deposit accounts", "documents," "equivalent", "general intangibles",
     "goods", "instruments", "inventory", "investment property", "letter of credit rights", and "securities' accounts" as each of those terms is defined in the Uniform Commercial Code and related to any Mortgage Loan or related Mortgaged Property, and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing;

               (ix) all interests in real property owned by the Borrower or collateralizing any Mortgage Loans; and

               (x) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing.

          (c) Each Borrower hereby assigns, pledges and grants a security interest to the Lender in all of its right, title and interest in, to and under all the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Advances and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the
"Secured Obligations"). Each Borrower agrees to mark its computer records and tapes to evidence the security interests granted to the Lender hereunder.

                                      -20-

          4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the
Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan
Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          4.03 Changes in Locations, Name, etc. The Borrower shall not (i)
change the location of its chief executive office/chief place of business from that specified in Section 6 hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the
Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

          4.04 Lender's Appointment as Attorney-in-Fact.

          (a) The Borrower hereby irrevocably constitutes and appoints the
Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, including without limitation, protecting, preserving and realizing upon the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, including without limitation, to protect, preserve and realize upon the
Collateral, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

               (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

               (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

               (iii) (A) to direct any party liable for any payment under any
     Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of

                                      -21-

     any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E)
     above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might
     do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) The powers conferred on the Lender are solely to protect the
Lender's interests in the Collateral and shall not impose any duty upon the
Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

          4.05 Performance by Lender of Borrower's Obligations. If the Borrower
fails to perform or comply with any of its material agreements contained in the
Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the
Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

          4.06 Proceeds. If an Event of Default shall occur and be continuing,
(a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the
Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and
(b) any and all such proceeds received by the Lender will be applied by the
Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be promptly paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

          4.07 Remedies. If a Default shall occur and be continuing, the Lender may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Mortgage Loans pledged to the Lender hereunder, and the Borrower shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender relating to or arising out of such Interest Rate Protection
Agreements; including without limitation any losses resulting from such Interest
Rate Protection Agreements. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, at law and in equity. Without limiting the generality of the foregoing, the Lender without demand of

                                      -22-

performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the
Borrower or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the
Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the
Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall act in good faith to obtain the best execution possible under prevailing market conditions. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the
Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the
Lender at places which the Lender shall reasonably select, whether at the
Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the
Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section
2.05(b) hereof) if the proceeds of any sale or other disposition of the
Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements incurred by the Lender, including reasonable fees and expenses of any attorneys employed by the Lender to collect such deficiency.
Because the Borrower recognizes that it may not be possible to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid, the Borrower agrees that liquidation of the Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.
Accordingly, the Lender may elect, in its sole discretion, the time and manner of liquidating any Collateral and nothing contained herein shall (A) obligate the Lender to liquidate any Collateral on the occurrence of an Event of Default or to liquidate all Collateral in the same manner or on the same Business Day or
(B) constitute a waiver of any of the Lender's rights or remedies.

          4.08 Limitation on Duties Regarding Presentation of Collateral. The
Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform
Commercial Code or otherwise, shall be to deal with it in the same manner as the
Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                                      -23-

          4.10 Release of Security Interest. Upon termination of this Loan
Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its
Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

          SECTION 5. CONDITIONS PRECEDENT.

          5.01 Initial Advance. The obligation of the Lender to make its initial
Advance hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

          (a) Loan Agreement. The Lender shall have received this Loan
Agreement, executed and delivered by a duly authorized officer of the Borrower.

          (b) Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

               (i) Note. The Note, duly completed and executed; and

               (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have filed all Uniform Commercial Code and related filings and performed under the Custodial Agreement and taken such other action as the
     Lender shall have requested in order to perfect the security interests created pursuant to the Loan Agreement.

          (c) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the
Borrower and of all corporate or other authority for the Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

          (d) Legal Opinions. Legal opinions of counsel to the Borrower, substantially in the form attached hereto as Exhibit C.

          (e) Reserved.

          (f) Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) UCC lien searches in such jurisdictions as shall be applicable to the Borrower and the Collateral, the results of which shall be satisfactory to the Lender.

          (g) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the initial Funding
Date, which fees and expenses may be netted out of any Advance made by the
Lender hereunder.

                                      -24-

          (h) Financial Statements. The Lender shall have received the financial statements referenced in Section 7.01(a).

          (i) Underwriting Guidelines. The Lender and the Borrower shall have agreed upon the Borrower's current Underwriting Guidelines for Mortgage Loans and the Lender shall have received a copy thereof.

          (j) Consents, Licenses, Approvals, etc. The Lender shall have received copies certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the
Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

          (k) Insurance. The Lender shall have received evidence in form and substance satisfactory to the Lender showing compliance by the Borrower as of such initial Funding Date with Section 7.22 hereof.

          (l) Instruction Letter. The Lender shall have received an Instruction
Letter in the form attached hereto as Exhibit J executed by the Borrower.

          (m) Electronic Tracking Agreement. The Lender and the Borrower shall have entered into an Electronic Tracking Agreement with MERS in a form acceptable to the Lender.

          (n) Other Documents. The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

          5.02 Initial and Subsequent Advances. The making of each Advance to the Borrower (including the initial Advance) on any Business Day is subject to the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

          (a) no Default or Event of Default shall have occurred and be continuing;

          (b) both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Advance in all material respects (in the case of the representations and warranties in Section 6.23 and Schedule
     1, solely with respect to Mortgage Loans included in the Borrowing Base)
     with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the
     Lender, the Lender shall have received an officer's certificate signed by a
     Responsible Officer of the Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions;

          (c) the aggregate outstanding principal amount of the Advances shall not exceed the Borrowing Base or the Maximum Credit;

          (d) subject to the Lender's right to perform one or more Due Diligence
     Reviews pursuant to Section 11.16 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Advance and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Advances as the Lender in its reasonable discretion deems appropriate to review and such review shall be satisfactory to the Lender in its reasonable discretion;

                                      -25-

          (e) the Lender shall have received a Notice of Borrowing and Pledge,
     Mortgage Loan List and Mortgage Loan Data Transmission and all other documents required under Section 2.03;

          (f) the Lender shall have received from the Custodian a Custodian Loan
     Transmission and one or more Trust Receipts in respect of Mortgage Loans to be pledged hereunder on such Business Day and an Exception Report, in each case dated such Business Day and duly completed;

          (g) in the event that the Mortgage Loans to be pledged would cause the aggregate outstanding principal balance of Mortgage Loans pledged secured by Mortgaged Property from any state to exceed 10% of the aggregate outstanding principal balance of Mortgage Loans pledged hereunder, then the
     Borrower shall, upon request by the Lender, deliver an opinion of counsel acceptable to the Lender in such state, substantially in the form of items number 12 and 13 of Exhibit C;

          (h) with respect to any Mortgage Loan that was funded in the name of or acquired by a Qualified Originator which is an Affiliate of the
     Borrower, the Lender may, in its sole discretion, require the Borrower to provide evidence sufficient to satisfy the Lender that such Mortgage Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to the
     Lender in its sole discretion, that such Mortgage Loan was acquired in a legal sale;

          (i) none of the following shall have occurred and/or be continuing:

               (i) an event or events resulting in the inability of the Lender to finance any Advances with traditional counterparties at rates which would have been reasonable prior to the occurrence of such catastrophic event or events or a material adverse change in the financial condition of the Lender which affects (or can reasonably be expected to affect) materially and adversely the ability of the Lender to fund any obligations under or otherwise comply with the terms of this Loan Agreement; or

               (ii) any other event beyond the control of the Lender which the
          Lender reasonably determines may result in the Lender's inability to perform any obligations under this Loan Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing.

          (j) if any Mortgage Loans to be pledged hereunder were acquired by the
     Borrower, such Mortgage Loans shall conform to the Borrower's Underwriting
     Guidelines or the Lender shall have received Underwriting Guidelines for such Mortgage Loans acceptable to the Lender in its reasonable discretion;

          (k) the Lender shall have received all information requested from the
     Borrower relating to Interest Rate Protection Agreements pursuant to
     Section 7.25, and the Lender shall have reasonably determined that such
     Interest Rate Protection Agreements adequately protect the Borrower from interest rate fluctuations; and

          (l) the Lender shall have received, no later than 10:00 a.m. three (3)
     days prior to the requested Funding Date, an Instruction Letter, executed by the Borrower, with the related Servicing Agreement attached thereto, which such Servicing Agreement shall be in form and substance acceptable to
     Lender.

                                      -26-

Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

          SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender that throughout the term of this Loan Agreement:

          6.01 Existence. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c)
is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely
(either individually or in the aggregate) to have a Material Adverse Effect, and
(d) is in compliance in all material respects with all Requirements of Law.

          6.02 Financial Condition. The Borrowers have heretofore furnished to the Lender a copy of their audited consolidated balance sheets and the audited consolidated balance sheets of their consolidated Subsidiaries, each as at
December 31, 2003 with the opinion thereon of BDO Siedman LLP, a copy of which has been provided to Lender. The Borrowers have also heretofore furnished to the
Lender the related consolidated statements of income and retained earnings and of cash flows for the Borrowers and their consolidated Subsidiaries for the one year period ending December 31, 2003, setting forth comparative form the figures for the previous year. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Borrowers and their respective Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2003 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

          6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby and there is a reasonable likelihood of a Material Adverse Effect or adverse decision.

          6.04 No Breach. Neither (a) the execution and delivery of the Loan
Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental
Authority, or other material agreement or instrument to which the Borrower, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Loan Agreement) result in the creation or imposition of any Lien upon any property of the Borrower or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

          6.05 Action. The Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part;
and each Loan Document has been duly and validly executed and delivered by the
Borrower and constitutes a

                                      -27-

legal, valid and binding obligation of the Borrower, enforceable against the
Borrower in accordance with its terms.

          6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by the Borrower of the
Loan Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the
Liens created pursuant to this Loan Agreement.

          6.07 Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X.

          6.08 Taxes. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

          6.09 Investment Company Act. Neither the Borrower nor any of its
Subsidiaries is an "investment company", or a company "controlled" by an
"investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

          6.10 No Legal Bar. The execution, delivery and performance of this
Loan Agreement and the Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual
Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          6.11 No Default. Neither the Borrower nor any of its Subsidiaries is
in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect.
No Default or Event of Default has occurred and is continuing.

          6.12 Collateral; Collateral Security.

          (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the pledge of any such Mortgage Loan to the Lender, the Borrower was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder and no Person other than the
Borrower has any Lien on any Mortgage Loan.

          (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

          (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the payee or last endorsee, the Lender shall have a fully perfected first priority security interest therein, in the
Mortgage Loan evidenced thereby and in the Borrower's interest in the related
Mortgaged Property.

                                      -28-

          (d) Upon the filing of financing statements on Form UCC-1 naming the
Lender as "Secured Party" and the Borrower as "Debtor", and describing the
Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform
Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform
Commercial Code.

          6.13 Chief Executive Office; Chief Operating Office. The Borrower's
chief executive office on the Effective Date is located at 33 Maiden Lane, New
York, New York, 10038 and the chief operating office is located at 33 Maiden
Lane, New York, New York, 10038.

          6.14 Location of Books and Records. The location where the Borrower keeps its books and records including all computer tapes and records relating to the Collateral is its chief executive office or chief operating office or the offices of the Custodian.

          6.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the
Borrower to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

          6.16 Tangible Net Worth; Liquidity. The Borrowers' Tangible Net Worth
(on a consolidated basis) is not less than $175,000,000 and, at December 31,
2004, the Borrowers' cash and Cash Equivalents (on a consolidated basis) were in an amount not less than $20,000,000. The ratio of the Borrowers' Indebtedness to
Tangible Net Worth (on a consolidated basis) is not greater than 25:1. The ratio of Borrowers' Adjusted Indebtedness to Tangible Net Worth (on a consolidated basis) is not greater than 15:1.

          6.17 ERISA. Each Plan to which the Borrower or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance with, and has been administered in compliance with, the applicable provisions of ERISA, the Code and any other
Federal or State law, except where, in each case, the failure to comply would not result in any Material Adverse Effect. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under Section 7.01(d) hereof.

          6.18 Licenses. The Lender will not be required as a result of financing or taking a pledge of the Mortgage Loans to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

          6.19 Relevant States. Schedule 3 sets forth all of the states or other jurisdictions (the "Relevant States") in which the Borrower originates Mortgage
Loans in its own name or through brokers on the date of this Loan Agreement.

          6.20 True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified
Originator or seller which is an Affiliate of

                                      -29-

the Borrower has been sold, transferred, conveyed and assigned to the Borrower pursuant to a legal sale and such Qualified Originator retains no interest in such Mortgage Loan, and if so requested by the Lender, is covered by an opinion of counsel to that effect in form and substance acceptable to the Lender.

          6.21 No Burdensome Restrictions. No Requirement of Law or Contractual
Obligation of the Borrower or any of its Subsidiaries has a Material Adverse
Effect.

          6.22 Subsidiaries. All of the Subsidiaries of the Borrower at the date hereof are listed on Schedule 4 to this Loan Agreement.

          6.23 Origination and Acquisition of Mortgage Loans. The Mortgage Loans
were originated or acquired by the Borrower, and the origination and collection practices used by the Borrower or Qualified Originator, as applicable, with respect to the Mortgage Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan servicing business, and in accordance with the Underwriting Guidelines. With respect to Mortgage Loans acquired by the Borrower, all such Mortgage Loans are in conformity with the
Underwriting Guidelines. Each of the Mortgage Loans complies with the representations and warranties listed in Schedule I hereto.

          6.24 No Adverse Selection. The Borrower used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans owned by the Borrower.

          6.25 Borrower Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of the Borrower is greater than the fair value of the liabilities
(including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the
Borrower in accordance with GAAP) of the Borrower and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of
Borrower or any of its assets. Borrower is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

          6.26 Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has obtained an Insured
Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by the Lender, copies of which shall, upon the request of the Lender, be delivered by the Borrower to the
Custodian prior to the Funding Date.

          6.27 Escrow Agreement. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has executed an escrow agreement or letter stating that in the event of a Rescission of any other reason the Mortgage Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the
Mortgagor as agent for an for the benefit of the Lender and such funds shall be redeposited in the Disbursement Account for benefit of the Lender not later than one Business Day after the date of Rescission or other failure of the Mortgage
Loan to fund on a given day.

                                      -30-

          SECTION 7. COVENANTS OF THE BORROWER. The Borrower covenants and agrees with the Lender that, so long as any Advance is outstanding and until payment in full of all Secured Obligations:

          7.01 Financial Statements. The Borrower shall deliver to the Lender:

          (a) (i) as soon as available and in any event within 30 days after the end of each month, the unaudited consolidated balance sheets of the
          Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with
          GAAP, consistently applied, as at the end of, and for, such month
          (subject to normal year-end audit adjustments);

               (ii) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with
          GAAP, consistently applied, as at the end of, and for, such period
          (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;

          (c) from time to time such other information regarding the financial condition, operations, or business of the Borrower as the Lender may reasonably request; and

          (d) as soon as reasonably possible, and in any event within thirty
          (30) days after a Responsible Officer knows, or with respect to any
          Plan or Multiemployer Plan to which the Borrower or any of its
          Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any
          Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the
          Borrower or its ERISA Affiliate proposes to take with respect

                                      -31-

          thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section
               412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section
               302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
               Code); and any request for a waiver under Section 412(d) of the
               Code for any Plan;

               (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the
               Borrower or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any
               ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer
               Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default)
               or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or
               insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of
               ERISA;

               (v) the institution of a proceeding by a fiduciary of any
               Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi) the adoption of an amendment to any Plan that, pursuant to
               Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Borrower to the effect that, to the best of such
Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such
Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).

          7.02 Litigation. The Borrower will promptly, and in any event within seven (7) calendar days after service of process on any of the following, give to the Lender notice of all legal or arbitrable proceedings affecting the
Borrower or any of its Subsidiaries (a) that questions or challenges

                                      -32-

the validity or enforceability of any of the Loan Documents, or (b) in which the amount in controversy exceeds $1,000,000 and as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse
Effect.

          7.03 Existence, Etc. Each of the Borrower and its Subsidiaries will:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a
     Material Adverse Effect;

          (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

          (d) not move its chief executive office or chief operating office from the addresses referred to in Section 6.13 unless it shall have provided the
     Lender 30 days prior written notice of such change;

          (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its
     Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

          (f) permit representatives of the Lender, during normal business hours upon three (3) Business Days' prior written notice at a mutually desirable time or at any time during the continuance of an Event of Default, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

          7.04 Prohibition of Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the
Borrower may merge or consolidate with (a) any Subsidiary of the Borrower, or
(b) any other Person if the Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

          7.05 Borrowing Base Deficiency. If at any time there exists a
Borrowing Base Deficiency the Borrower shall cure same in accordance with
Section 2.06 hereof.

          7.06 Notices. The Borrower shall give notice to the Lender promptly:

          (a) upon the Borrower becoming aware of, and in any event within one
     (1) Business Day after, the occurrence of any Default or Event of Default or any event of default or default under any other material agreement of the Borrower;

          (b) upon, and in any event within seven (7) calendar days after, service of process on the Borrower or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries to the extent required by Section 7.02 hereof;

                                      -33-

          (c) upon the Borrower becoming aware of any default related to any
     Collateral, any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material
     Adverse Effect;

          (d) upon the Borrower becoming aware during the normal course of its business that the Mortgaged Property in respect of any Mortgage Loan or
     Mortgage Loans with an aggregate unpaid principal balance of at least
     $1,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such Mortgage Loan;

          (e) upon the entry of a judgment or decree in an amount in excess of
     $1,000,000.

Each notice pursuant to this Section 7.06 (other than 7.06(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the
Borrower has taken or proposes to take with respect thereto.

          7.07 Servicing. Except as provided in Section 11.15(c), the Borrower shall not permit any Person other than the Borrower to service Mortgage Loans without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

          7.08 MERS. The Borrower is a member of MERS in good standing and current in the payment of all fees and assessments imposed by MERS, and has complied with all rules and procedures of MERS. In connection with the assignment of any related Mortgage Loan registered on the MERS System, the
Borrower agrees that at the request of the Lender it will, at the Borrower's own cost and expense, cause the MERS System to indicate that such Mortgage Loan has been transferred to the Lender in accordance with the terms of this Loan
Agreement by including in MERS' computer files (a) the code in the field which identifies the specific owner of the Mortgage Loans and (b) the code in the field "Pool Field" which identifies the series in which such Mortgage Loans were sold. The Borrower further agrees that it will not alter codes referenced in this paragraph with respect to any related Mortgage Loan at any time that such
Mortgage Loan is subject to this Loan Agreement.

          7.09 Underwriting Guidelines. The Borrower shall notify the Lender in writing of any material modifications to the Underwriting Guidelines prior to implementation of such change, and unless the Lender objects in writing within 5
Business Days of receipt of notice, the proposed modifications shall be deemed acceptable.

          7.10 Lines of Business. The Borrower will not engage to any material extent in any line or lines of business activity other than the businesses generally carried on by it as of the Effective Date.

          7.11 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          7.12 Reserved.

          7.13 Limitation on Liens. The Borrower will not, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of the Collateral, except for Liens on the Collateral created pursuant to this Loan Agreement. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the

                                      -34-

Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

          7.14 Limitation on Sale of Assets. Upon the occurrence of an Event of
Default, the Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, "Transfer"), all or substantially all of its
Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any
Subsidiary to Transfer substantially all of its assets to any Person; provided, that the Borrower may after prior written notice to the Lender allow such action with respect to any Subsidiary which is not a material part of the Borrower's overall business operations.

          7.15 Limitation on Distributions. Without the Lender's consent, the
Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any senior or subordinate debt (other than debt with respect to warehouse facilities) or upon the occurrence of an Event of
Default, any stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

          7.16 Maintenance of Liquidity. The Borrowers shall ensure that, as of the end of each calendar month, the Borrowers have, on a consolidated basis, cash and Cash Equivalents in an amount not less than $20,000,000.

          7.17 Maintenance of Tangible Net Worth. The Borrowers, on a
consolidated basis, shall maintain a Tangible Net Worth of not less than
$175,000,000.

          7.18 Maintenance of Ratio of Indebtedness to Tangible Net Worth. The
Borrowers, on a consolidated basis, shall maintain a ratio of Indebtedness to
Tangible Net Worth of no greater than 25:1 and a ratio of Adjusted Indebtedness to Tangible Net Worth of no greater than 15:1.

          7.19 Restricted Payments. The Borrower shall not make any Restricted
Payments following an Event of Default.

          7.20 Servicing Transmission. The Borrower shall provide to the Lender on a monthly basis no later than 11:00 a.m. (eastern time) on the 11th calendar day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Borrower which were funded prior to the first day of the current month, summarizing the Borrower's delinquency and loss experience with respect to
Mortgage Loans serviced by the Borrower (including, in the case of the Mortgage
Loans, the following categories: current, 30-59, 60-89, 90-119, 120-149 and
150+) and (ii) any other information reasonably requested by the Lender with respect to the Mortgage Loans.

          7.21 No Amendment or Waiver. The Borrower will not, nor will it permit or allow others to amend, modify, terminate or waive any provision of any
Mortgage Loan to which the Borrower is a party in any manner which shall reasonably be expected to materially and adversely affect the value of such
Mortgage Loan as Collateral.

          7.22 Insurance. The Borrower shall keep all property useful and necessary in its business in good working order and condition. The Borrower shall continue to maintain insurance coverage with respect to employee dishonest, forgery for alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least equal to $2,000,000 with respect to errors and omissions insurance and $5,000,000 with respect to blanket insurance. The
Borrower shall maintain a fidelity bond as required by applicable state regulations in respect of its officers, employees agents, with respect to any claims made in

                                      -35-

connection with all or any portion of the Collateral. The Borrower shall notify the Lender of any material change in the terms of any such fidelity bond or insurance policy.

          7.23 Further Identification of Collateral. The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the
Collateral as the Lender or any Lender may reasonably request, all in reasonable detail.

          7.24 Mortgage Loan Determined to be Defective. Upon discovery by the
Borrower or the Lender of any breach of any representation or warranty listed on
Schedule 1 hereto applicable to any Mortgage Loan, the party discovering such breach shall promptly give notice of such discovery to the other.

          7.25 Interest Rate Protection Agreements. Upon the Lender's request, the Borrower shall deliver to the Lender any and all information relating to
Interest Rate Protection Agreements.

          7.26 Certificate of a Responsible Officer of the Borrower. At the time that the Borrower delivers financial statements to the Lender in accordance with
Section 7.01 hereof, the Borrower shall forward to the Lender a certificate of a
Responsible Officer of the Borrower which demonstrates that the Borrower is in compliance with the covenants set forth in Sections 7.16, 7.17 and 7.18 above.

          7.27 Reserved.

          7.28 Committed Warehouse Facility. MortgageIT, Inc. shall maintain throughout the term of this Agreement, with a nationally recognized and established lender (other than the Lender) at least one committed loan facility that provides funding on a committed basis, and accommodates wet mortgage loans in an amount not less than the amount provided hereunder, and which has a committed amount equal to at least $200,000,000.

          SECTION 8. EVENTS OF DEFAULT. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

          (a) the Borrower shall default in the payment of any principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory prepayment); or

          (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued
     unremedied for three Business Days; or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in
     Schedule 1 which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless (i) the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by the Lender in its sole discretion to be materially false or misleading on a regular basis);
     or

          (d) the Borrower shall fail to comply with the requirements of Section
     7.03(a), Section 7.04, Section 7.06 (a) or (c), Sections 7.12 through 7.19 or Section 7.22 hereof; or the Borrower shall default in the performance of its obligations under Section 7.05 hereof, and such

                                      -36-

     default shall continue unremedied for a period of one (1) Business Day; or
     the Borrower shall otherwise fail to observe or perform any other agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or

          (e) a final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate (to the extent that it is, in the reasonable determination of the Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against the Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (f) the Borrower shall admit in writing its inability to pay its debts as such debts become due; or

          (g) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the
     Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the
     Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such
     Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the
     Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) the Custodial Agreement or any Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the lien on the Collateral created by this Loan Agreement or Borrower's material obligations hereunder shall cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

          (j) any materially adverse change in the Properties, business or financial condition, or prospects of the Borrower or any of its
     Subsidiaries or Affiliates, in each case as determined by the Lender in its sole discretion, or the existence of any other condition which, in the
     Lender's sole discretion, constitutes a material impairment of the
     Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document; or

                                      -37-

          (k) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any
     Plan, (ii) any material "accumulated funding deficiency" (as defined in
     Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a
     Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any
     Commonly Controlled Entity shall, or in the reasonable opinion of the
     Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi)
     any other event or condition shall occur or exist with respect to a Plan;
     and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (l) any Change of Control of the Borrower shall have occurred without the prior consent of the Lender; or

          (m) the Borrower shall grant, or suffer to exist, any Lien on any
     Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

          (n) the Lender shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Borrower and such information and/or responses shall not have been provided within three Business Days of such request;

          (o) the Borrower or any subsidiary or Affiliate of the Borrower shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract between the Borrower or such other entity, on the one hand, and the Lender or any of the Lender's Affiliates on the other; or the Borrower or any subsidiary or Affiliate of the Borrower shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Borrower or such other entity and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder;

          (p) the membership of any Borrower in MERS is terminated for any reason; or

          (q) a default or event of default shall have occurred under any other
     Loan Document.

          SECTION 9. REMEDIES UPON DEFAULT.

          (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and reasonable fees and out-of-pocket expenses accruing under this Loan Agreement; provided that upon the occurrence of an Event of Default referred to in Sections 8(g) or
(h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are

                                      -38-

hereby expressly waived by the Borrower and may thereupon exercise any remedies available to it at law and pursuant to the Loan Documents, including, but not limited to, the transfer of servicing or the liquidation of the Collateral on a servicing released basis.

          (b) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the
Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

          SECTION 10. NO DUTY ON LENDER'S PART. The powers conferred on the
Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

          SECTION 11. MISCELLANEOUS.

          11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any
Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices. Except as otherwise expressly permitted by this Loan
Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement)
shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices"
specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 Indemnification and Expenses.

          (a) The Borrower agrees to hold the Lender, and its Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified
Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party
(collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan
Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the
Borrower agrees to hold any Indemnified Party harmless from and indemnify such
Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate
Settlement Procedures Act, that, in

                                      -39-

each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse an
Indemnified Party as and when billed by such Indemnified Party for all such
Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this
Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the
Borrower.

          (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation,
(i) all the reasonable fees, disbursements and expenses of counsel to the Lender and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan
Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.03(a), 11.14 and 11.16 hereof.

          11.04 Amendments. Except as otherwise expressly provided in this Loan
Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

          11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06 Survival. The obligations of the Borrower under Sections 3.03 and 11.03 hereof shall survive the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

          11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan
Agreement.

          11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

          11.09 Loan Agreement Constitutes Security Agreement; Governing Law.
This Loan Agreement shall be governed by New York law without reference to choice of law doctrine (but with reference to Section 5-1401 of the New York
General Obligations Law, which by its terms applies to this

                                      -40-

Loan Agreement), and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

          11.10 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY
IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR
PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN
DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT
THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF
NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN
DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH
COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW
OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH
COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND
AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING
MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR
ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET
FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER
SHALL HAVE BEEN NOTIFIED; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT
SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT
TO SUE IN ANY OTHER JURISDICTION.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND
ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO
THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED
HEREBY OR THEREBY.

          11.12 Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents to which it is a party;

          (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

          (c) no joint venture exists among or between the Lender and the
     Borrower.

          11.13 Hypothecation or Pledge of Collateral. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the
Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the
Borrower.

                                      -41-

          11.14 Assignments; Participations.

          (a) The Borrower may assign any of its rights or obligations hereunder or under the Note only with the prior written consent of the Lender. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans or any Affiliate of the Lender all or any of its rights under this Loan Agreement and the other Loan Documents.

          (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Advance, the Note, its right to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a
Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and the
Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of
Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement or the Note;
provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Sections 2.07 and 11.03 with respect to its participation in the
Advances outstanding from time to time; provided, that the Lender and all
Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

          (c) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants)
only after notifying the Borrower in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit I) and only for the sole purpose of evaluating participations and for no other purpose.

          (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan
Documents in order to give effect to such assignment and/or participation. The
Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by the
Borrower to the Lender hereunder, as and when delivered to the Lender.

          11.15 Servicing.

          (a) The Borrower covenants to maintain or cause the servicing of the
Mortgage Loans to be maintained in conformity with Accepted Servicing Practices.
In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing to any entity approved by the Lender.

          (b) During the period the Borrower is servicing the Mortgage Loans,
(i) the Borrower agrees that Lender has a first priority perfected security interest in all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals,

                                      -42-

other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loans (the "Servicing
Records"), and (ii) the Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing
Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of Borrower to the Lender.
The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request. It is understood and agreed by the parties that prior to an Event of
Default, the Borrower shall retain the servicing fees with respect to the
Mortgage Loans.

          (c) If the Mortgage Loans are serviced by any other third party servicer (such third party servicer, the "Subservicer") the Borrower shall provide a copy of the related servicing agreement with a properly executed
Instruction Letter to the Lender at least three (3) Business Days prior to the applicable Funding Date or the date on which the Subservicer shall begin subservicing the Mortgage Loans, which shall be in the form and substance acceptable to Lender (the "Servicing Agreement") and shall have obtained the written consent of the Lender for such Subservicer to subservice the Mortgage
Loans. Initially, the Subservicer shall be GMAC Mortgage Corporation.

          (d) The Borrower agrees that upon the occurrence of an Event of
Default, the Lender may terminate the Borrower in its capacity as servicer and terminate any Servicing Agreement and transfer such servicing to the Lender or its designee, at no cost or expense to the Lender. In addition, the Borrower shall provide to the Lender an Instruction Letter from the Borrower to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Subervicer or Servicing Agreement and direct that collections with respect to the Mortgage Loans be remitted in accordance with the Lender's instructions.
The Borrower agrees to cooperate with the Lender in connection with the transfer of servicing.

          (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of the Mortgage Loan or consent to the modification or alteration of the terms of any Mortgage Loan, and the Borrower will have no obligation or right to repossess any Mortgage Loan or substitute another
Mortgage Loan, except as provided in any Custodial Agreement.

          (f) The Borrower shall permit the Lender to inspect upon reasonable prior written notice (which shall be no more than five (5) Business Days prior to such date) at a mutually convenient time, the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the
Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement. In addition, with respect to any Subservicer which is not an Affiliate of the Borrower, the
Borrower shall use its best efforts to enable the Lender to inspect the servicing facilities of such Subservicer.

          11.16 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one (1) Business
Day's) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such
Mortgage Loans in the possession, or under the control, of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make Advances to the Borrower based solely upon the information provided by the
Borrower to the Lender in the Mortgage Loan Data Transmission and the
representations, warranties and covenants contained herein, and that the Lender, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Advance, including, without limitation, ordering new credit reports, new appraisals

                                      -43-

on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage
Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower.
In addition, the Lender has the right to perform continuing Due Diligence
Reviews of the Borrower and its Affiliates, directors, officers, employees and significant shareholders. The Borrower and Lender further agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the
Lender's activities pursuant to this Section 11.16 shall be paid by the
Borrower.

          11.17 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any
Affiliate thereof to or for the credit or the account of the Borrower. The
Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Lender or its Affiliates to Borrower against all of Borrower's obligations to the Lender or its Affiliates, whether under this Loan Agreement or under any other agreement between the parties or between Borrower and any affiliate of the Lender, or otherwise, whether or not such obligations are then due, without prejudice to the Lender's or its
Affiliate's right to recover any deficiency. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender;
provided that the failure to give such notice shall not affect the validity of such set-off and application.

          11.18 Intent. The parties recognize that each Advance is a "securities contract" as that term is defined in Section 741 of Title 11 of the United
States Code, as amended.

          11.19 Replacement by Repurchase Agreement. The Borrower hereby acknowledges and agrees that this Loan Agreement may at any time and without any further cost to the Borrower, in the sole discretion of the Lender, be replaced by a repurchase facility with substantially similar terms as those contained in this Loan Agreement. The Borrower hereby agrees to take such action and execute such documents and instruments as is necessary to effectuate such conversion.

          11.20 Joint and Several Liability; Cross-Default. MortgageIT, Inc. and
MortgageIT Holdings, Inc. each acknowledge and agree that they are each jointly and severally liable to the Lender for all representations, warranties, covenants, obligations and liabilities of each Borrower hereunder and that any
Default, Event of Default or breach of a representation, warranty or covenant by either Borrower under this Agreement is hereby considered a Default, Event of
Default or breach by each Borrower.

          11.21 Entire Agreement. This Loan Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

                            [SIGNATURE PAGES FOLLOW]

                                      -44-

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                        BORROWER

                                        MORTGAGEIT, INC.

                                        By: /s/ JOHN R. CUTI
                                            ------------------------------------
                                        Title: General Counsel and Secretary

                                        Address for Notices:

                                        33 Maiden Lane, 6th Floor
                                        New York, New York 10038
                                        Attention: Chief Operating Officer
                                        Telecopier No.: (212) 651-4691
                                        Telephone No.: (212) 651-4680

                                        MORTGAGEIT HOLDINGS, INC.

                                        By: /s/ JOHN R. CUTI
                                            ------------------------------------
                                        Title: General Counsel and Secretary

                                        33 Maiden Lane, 6th Floor
                                        New York, New York 10038
                                        Attention: Chief Operating Officer
                                        Telecopier No.: (212) 651-4691
                                        Telephone No.: (212) 651-4680

                                        LENDER

                                        GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                        INC.

                                        By: /s/ ANTHONY PALMISANO
                                            ------------------------------------
                                        Title: Senior Vice President

                                        Address for Notices:

                                        600 Steamboat Road
                                        Greenwich, Connecticut 06830
                                        Attention: Anthony Palmisano
                                        Telecopier No.: (203) 618-2164
                                        Telephone No.: (203) 618-2341

                                        With a copy to:

                                        Attention: General Counsel
                                        Telecopier No.: (203) 629-5718
                                        Telephone No.: (203) 625-2700

                                      -45-

                                                                      SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

                             Eligible Mortgage Loans

          As to each Mortgage Loan that forms part of the Collateral hereunder
(and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged
Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral
Value is determined:

          (a) Mortgage Loans as Described. The information set forth in the
Mortgage Loan Data Transmission with respect to the Mortgage Loan is complete, true and correct in all material respects.

          (b) Payments Current. The first contractually due Monthly Payment shall have been made within thirty (30) days of the related due date therefor.

          (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Borrower nor the Qualified
Originator from which the Borrower acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the
Mortgage Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

          (d) Original Terms Unmodified. The terms of the Mortgage Note and
Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Lender, and which has been delivered to the Custodian and the terms of which are reflected in the
Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Mortgage Loan
Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

          (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage
Note or the Mortgage, or the exercise of any right thereunder, render either the
Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the
Mortgage Loan was originated.

          (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area

where the Mortgaged Property is located, and to the extent required by the
Borrower as of the date of origination consistent with the Underwriting
Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage
Loan or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien Mortgage Loan and the outstanding principal balance of the Second Lien Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting
Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.
All such insurance policies (collectively, the "hazard insurance policy")
contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days'
prior written notice to the mortgagee. No such notice has been received by the
Borrower. All premiums due and owing on such insurance policy have been paid.
The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.
The Borrower has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other
Person, and no such unlawful items have been received, retained or realized by the Borrower.

          (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Mortgage
Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the
Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Lender, and shall deliver to the Lender, upon two Business Days' request, evidence of compliance with all such requirements.

          (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged
Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket
Mortgage which release will not cause the Mortgage Loan to fail to satisfy the
Underwriting Guidelines. The Borrower has not waived the

                                      -2-

performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the
Borrower waived any default resulting from any action or inaction by the
Mortgagor.

          (i) Location and Type of Mortgaged Property. The Mortgaged Property is
located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, that up to 5% of the
Mortgage Loans (by outstanding principal balance) may be Cooperative Loans and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes.

          (j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data Transmission), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated
by the Borrower to be a Second Lien (as reflected on the Mortgage Loan Data
Transmission), in either case, on the real property included in the Mortgaged
Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and with respect to Cooperative Loans, including the Proprietary Lease and the Cooperative
Shares. The lien of the Mortgage is subject only to:

          (1) the lien of current real property taxes and assessments not yet due and payable;

          (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or
     (b) which do not adversely affect the Appraised Value of the related
     Mortgaged Property set forth in such appraisal;

          (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

          (4) with respect to each Mortgage Loan which is indicated by the
     Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage
     Loan Data Transmission) a First Lien on the Mortgaged Property.

          With respect to each Cooperative Loan, each assignment of Proprietary
Lease creates a valid enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative Corporation for unpaid assessments representing the obligor's pro rata share of the Cooperative Corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the assignment of Proprietary Lease; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project.

                                      -3-

          Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the
Borrower to be a First Lien (as reflected on the Mortgage Loan Data
Transmission), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second
Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission), in either case, on the property described therein and the Borrower has full right to pledge and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

          (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage
and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage
Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

          (l) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with (except to the extent that holdbacks and escrows are permitted by Fannie Mae or Freddie Mac). All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

          (m) Ownership. The Borrower is the sole owner and holder of the
Mortgage Loan. All Mortgage Loans acquired by the Borrower from third parties
(including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to the Borrower all of its right, title and interest in, to and under such Mortgage Loan and retained no interest in such Mortgage Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Mortgage Loan to the Borrower as a sale of its interests in such Mortgage
Loan. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Loan Agreement.

          (n) Doing Business. All parties which have had any interest in the
Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of

                                      -4-

the laws of the state wherein the Mortgaged Property is located, and (ii) either
(A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.

          (o) LTV. As of the date of origination of the Mortgage Loan, the LTV and CLTV (if applicable) are as identified on the Mortgage Loan Data
Transmission.

          (p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA
Lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage
Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2), (3) and, with respect to each Mortgage Loan which is indicated by the Borrower to be a Second
Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission) clause
(4) of paragraph (j) of this Part I of Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.
Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.
Additionally, such Lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions
(other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Borrower, its successors and assigns, are the sole insureds of such Lender's title insurance policy, and such Lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such Lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such Lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

          (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each
Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage
Loan (as reflected on the Mortgage Loan Data Transmission) (i) the First Lien is
in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

                                      -5-

          (r) No Mechanics' Liens. At origination, there were no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens)
affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.

          (s) Location of Improvements: No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie
wholly within the boundaries and building restriction lines of the Mortgaged
Property, and no improvements on adjoining properties encroach upon the
Mortgaged Property. No improvement located on or being part of the Mortgaged
Property is in violation of any applicable zoning and building law, ordinance or regulation.

          (t) Origination: Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to Sections 203 and 211 of the National Housing Act, a
savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Except if the Mortgage Loan is a HELOC or an interest-only loan, principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the
Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the day set forth in the Mortgage Note in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate
Mortgage Loans, are subject to change due to the adjustments to the Mortgage
Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The Due Date of the first payment under the
Mortgage Note is no more than 60 days from the date of the Mortgage Note.

          (u) Customary Provisions. The Mortgage Note has a stated maturity. The
Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a
Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the
Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage
Loan will be able to deliver good and merchantable title to the Mortgaged
Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

          (v) Conformance with Underwriting Guidelines and Agency Standards. The
Mortgage Loan was underwritten in accordance with the applicable Underwriting
Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by
Freddie Mac or Fannie Mae and the Borrower has not made any representations to a
Mortgagor that are inconsistent with the mortgage instruments used.

          (w) Occupancy of the Mortgaged Property. As of the Funding Date the
Mortgaged Property is either vacant or lawfully occupied under applicable law.
All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated

                                      -6-

or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Mortgage
Loan Data Transmission, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the
Mortgagor's primary residence.

          (x) No Additional Collateral. The Mortgage Note is not and has not
been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

          (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the
Mortgage, and no fees or expenses are or will become payable by the Custodian or the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (z) Delivery of Mortgage Documents. If (a) the Mortgage Loan is a Dry
Loan (other than a Cooperative Loan), the Mortgage Note, the Mortgage, the
Assignment of Mortgage (other than for a MERS Mortgage Loan), (b) the Mortgage
Loan is a Dry Loan that is a Cooperative Loan, the Mortgage Note, the
Proprietary Lease, the assignment of Proprietary Lease, the Cooperative Shares and in the case of (a) and (b), any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the
Custodian. The Borrower or its agent is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the
Custodian.

          (aa) Transfer of Mortgage Loans. The Assignment of Mortgage is in
recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

          (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage
Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

          (cc) No Buydown Provisions: No Graduated Payments or Contingent
Interests. The Mortgage Loan does not contain provisions pursuant to which
Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor, or anyone on behalf of the
Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The
Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

          (dd) Consolidation of Future Advances. Any future advances made to the
Mortgagor prior to the origination of the Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data Transmission), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a
Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does

                                      -7-

not exceed the original principal amount of the Mortgage Loan or, with respect to HELOCs, the original commitment amount.

          (ee) Mortgaged Property Undamaged. The Mortgaged Property (and with respect to any Cooperative Loan, the Cooperative Unit) is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each
Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

          (ff) Collection Practices: Escrow Deposits: Interest Rate Adjustments.
The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.
With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien
Mortgage Loan and for which the mortgagee under the First Lien is collecting
Escrow Payments (as reflected on the Mortgage Loan Data Transmission), all such payments are in the possession of, or under the control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related
Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

          (gg) Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

          (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

          (ii) Servicepersons' Civil Relief Act. The Mortgagor has not notified the Borrower, and the Borrower has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicepersons' Civil Relief Act of 1940.

          (jj) Appraisal. Except with respect to HELOCs originated in accordance with the Underwriting Guidelines, or if not otherwise required by Fannie Mae or
Freddie Mac for such Mortgage Loan, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower or the
Qualified Originator, who had no interest, direct or indirect in the Mortgaged
Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie
Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement
Act of 1989 as

                                      -8-

amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

          (kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Borrower maintains such statement in the Mortgage File.

          (ll) Construction or Rehabilitation of Mortgaged Property. No Mortgage
Loan was made in connection with the construction or rehabilitation of a
Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged
Property.

          (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Funding Date (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance
(including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

          (nn) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

          (oo) No Equity Participation. No document relating to the Mortgage
Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the
Mortgaged Property or the Mortgagor and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

          (pp) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to the Borrower pursuant to a Request for Release as permitted under Section 5 of the Custodial Agreement, then the promissory note relating to the Mortgage
Loan was returned to the Custodian within 7 Business Days.

          (qq) No Exception. Other than as noted by the Custodian on the
Exception Report; no Exception exists (as defined in the Custodial Agreement)
with respect to the Mortgage Loan which would materially adversely affect the
Mortgage Loan or the Lender's security interest, granted by the Borrower, in the
Mortgage Loan as determined by the Lender in its sole discretion and which, in the case of a Wet Loan, has not been cured within seven (7) Business Days of the funding date.

          (rr) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Borrower from, a Qualified Originator.

          (ss) Mortgage Submitted for Recordation. The Mortgage (other than for a MERS Mortgage Loan) has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                                      -9-

          (tt) First Lien Consent. With respect to each Mortgage Loan which is a
Second Lien, (i) if the related first lien provides for negative amortization, the LTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, and (ii)
either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

          (uu) Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the
Mortgagor's credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Mortgage Loans similar to the
Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, (ii)
cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans, or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans;

          (vv) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

          (ww) Ground Leases. With respect to each ground lease to which the
Mortgaged Property is subject (a "Ground Lease"): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the
Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv)
the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the
Ground Lease; (viii) the remaining term of the Ground Lease extends not less than ten (10) years following the maturity date of such Mortgage Loan; and (ix)
the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease;

          (xx) Value of Mortgaged Property. The Borrower has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or
to cause the Mortgage Loan to prepay during any period materially faster or slower than the Mortgage Loans originated by the Borrower generally;

          (yy) HOEPA. No Mortgage Loan is (a) subject to the provisions of the
Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a
"high cost" mortgage loan, "covered" mortgage loan or "predatory" mortgage loan or any other comparable term, no matter how defined, under any federal, state or local law, or (c) subject to any comparable federal, state or local statutes or regulations or any other statute or regulation providing for heightened scrutiny or assignee liability to holders of such mortgage loans;

          (zz) No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's

                                      -10-

ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

          (aaa) Georgia Mortgage Loans. No Mortgage Loan which is secured by a
Mortgaged Property which is located in the state of Georgia was originated prior to March 7, 2005; and

          (bbb) Cooperative Loans. With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative
Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative
Loan and delivered to the Borrower or its designee establishes in the Borrower a valid and subsisting perfected first lien on and security interest in the
Mortgaged Property described therein, and the Borrower has full right to sell and assign the same.

          (ccc) MERS Mortgage Loans. With respect to each MERS Mortgage Loan, a
Mortgage Identification Number has been assigned by MERS and such Mortgage
Identification Number is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, Borrower has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

                                      -11-

                                   SCHEDULE 2

                        FILING JURISDICTIONS AND OFFICES

MortgageIT, Inc.: New York Secretary of State

MortgageIT Holdings, Inc.: Maryland State Department of Assessments and Taxation

                                   SCHEDULE 3

                                RELEVANT STATES

All 50 states

                                   SCHEDULE 4

                                  SUBSIDIARIES

MortgageIT, Inc. (a wholly owned subsidiary of MortgageIT Holdings, Inc.)

MortgageIT SPV Holdings, Inc. (a wholly owned subsidiary of MortgageIT Holdings,
Inc.)

MortgageIT Securities Corp. (a wholly owned subsidiary of MortgageIT, Inc.)

Home Closer, LLC (a wholly owned subsidiary of MortgageIT, Inc.)

Unified Settlement Services, LLC (a wholly owned subsidiary of Home Closer, LLC)

                                    EXHIBIT A

                            [FORM OF PROMISSORY NOTE]

$250,000,000
February 15, 2005                                             New York, New York

          FOR VALUE RECEIVED, MORTGAGEIT, INC., a New York corporation and
MORTGAGEIT HOLDINGS, INC., a New York corporation (each, a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of GREENWICH
CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender"), at the principal office of the
Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of Two
Hundred Fifty Million Dollars ($250,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrowers under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan
Agreement.

          The date, amount and interest rate of each Advance made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this
Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

          This Note is the Note referred to in the Master Loan and Security
Agreement dated as of February 15, 2005 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the
Borrowers, and the Lender, and evidences Advances made by the Lender thereunder.
Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

          The Borrowers agree to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

          Notwithstanding the pledge of the Collateral, each Borrower hereby acknowledges, admits and agrees that the Borrowers' obligations under this Note are recourse obligations of the Borrowers to which each Borrower pledges its full faith and credit.

          The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this
Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this
Note, the release of any party primarily or secondarily liable hereon, and (c)
expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrowers or any other party liable hereon or against any
Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided,

however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

          Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan
Agreement for provisions concerning optional and mandatory prepayments,
Collateral, acceleration and other material terms affecting this Note.

          Each Borrower hereby acknowledges and agrees that the Borrowers will each be jointly and severally liable to the Lender for all representations, warranties, covenants and liabilities of any Borrower hereunder and under the
Loan Agreement.

          Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New
York Civil Practice Law and Rules. The Borrowers hereby submit to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE
STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE BUT WITH
REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY
ITS TERMS APPLIES TO THIS NOTE) WHOSE LAWS THE BORROWERS EXPRESSLY ELECT TO
APPLY TO THIS NOTE. THE BORROWERS AGREE THAT ANY ACTION OR PROCEEDING BROUGHT TO
ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE
STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED
STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                        MORTGAGEIT, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        MORTGAGEIT HOLDINGS, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      -2-

                                SCHEDULE OF LOANS

          This Note evidences Advances made under the within-described Loan
Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

            Principal Amount   Amount Paid   Unpaid Principal   Notation
Date Made        of Loan        or Prepaid        Amount         Made by
---------   ----------------   -----------   ----------------   --------

                                    EXHIBIT B

                           FORM OF CUSTODIAL AGREEMENT

                                    EXHIBIT C

                  [FORM OF OPINION OF COUNSEL TO THE BORROWER]

                                            (date)

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Dear Sirs and Mesdames:

          You have requested [our] [my] opinion, as counsel to MortgageIT, Inc., a ________ corporation, and MortgageIT Holdings, Inc., a ________ corporation,
(each a, "Borrower" and collectively, the "Borrowers"), with respect to certain matters in connection with that certain Master Loan and Security Agreement, dated as of February 15, 2005 (the "Loan and Security Agreement"), by and
between the Borrowers and Greenwich Capital Financial Products, Inc. (the
"Lender"), being executed contemporaneously with a Promissory Note dated
February 15, 2005 from the Borrowers to the Lender (the "Note"), a Custodial
Agreement, dated as of February 15, 2005 (the "Custodial Agreement"), by and
among the Borrowers, Deutsche Bank Trust Company Americas (the "Custodian"), and
the Lender. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

          [We] [I] have examined the following documents:

     1.   the Loan and Security Agreement;

     2.   the Note;

     3.   Custodial Agreement;

     4.   unfiled copies of the financing statements listed on Schedule 1
          (collectively, the "Financing Statements") naming the Borrower as
          Debtor and the Lender as Secured Party and describing the Collateral
          (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1
          (the "Filing Offices");

     5.   the reports listed on Schedule 2 as to UCC financing statements
          (collectively, the "UCC Search Report"); and

     6.   such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

          To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrowers contained in the
Loan and Security Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

          Based upon the foregoing, it is [our] [my] opinion that:

     1.   Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of [state] and is qualified to transact business in, duly licensed and is in good standing under, the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage
          Loan and the servicing of each Mortgage Loan pursuant to the Loan and
          Security Agreement.

     2.   Each Borrower has the corporate power to engage in the transactions contemplated by the Loan and Security Agreement, the Note, and the
          Custodial Agreement and all requisite corporate power, authority and legal right to execute and deliver the Loan and Security Agreement, the Note, and the Custodial Agreement and observe the terms and conditions of such instruments. Each Borrower has all requisite corporate power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and
          Security Agreement.

     3.   The execution, delivery and performance by each Borrower of the Loan and Security Agreement, the Note, and the Custodial Agreement, and the
          borrowings by the Borrower and the pledge of the Collateral under the
          Loan and Security Agreement have been duly authorized by all necessary corporate action on the part of such Borrower. Each of the Loan and
          Security Agreement, the Note and the Custodial Agreement have been executed and delivered by each Borrower and are legal, valid and binding agreements enforceable in accordance with their respective terms against such Borrower, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the
          Mortgage Loans.

     4.   No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of either Borrower for the execution, delivery or performance by such Borrower of the Advance and Security Agreement, the Note and the Custodial Agreement or for the borrowings by such
          Borrower under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral, pursuant to the
          Loan and Security Agreement.

     5.   The execution, delivery and performance by each Borrower of, and the consummation of the transactions contemplated by, the Loan and
          Security Agreement, the Note and the Custodial Agreement do not and
          will not (a) violate any provision of such Borrower's charter or by-laws, (b) violate any applicable law, rule or regulation, (c)
          violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to such Borrower of which I have knowledge (after due inquiry) or (d)
          result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which such Borrower is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement)
          result in the creation or imposition of any Lien upon any Property of such Borrower pursuant to the terms of any such agreement or instrument.

     6.   There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against either Borrower which, in [our] [my] judgment, either in

                                      -2-

          any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of such Borrower or in any material impairment of the right or ability of such Borrower to carry on its business substantially as now conducted or in any material liability on the part of such Borrower or which would draw into question the validity of the Loan and Security Agreement, the Note, the Custodial
          Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of such
          Borrower to perform under the terms of the Loan and Security
          Agreement, the Note, the Custodial Agreement or the Mortgage Loans.

     7.   The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial
          Code in all of the right, title and interest of the Borrowers in, to and under the Collateral as collateral security for the payment of the
          Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the
          security interests in Collateral in which a Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

     8.   When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of a Borrower, the security interest referred to in paragraph 7 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Borrowers therein, in the Mortgage
          Loan evidenced thereby and in the Borrowers' interest in the related
          Mortgaged Property.

     9.   (a) Upon the filing of financing statements on Form UCC-1 naming the
          Lender as "Secured Party" and a Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
          Schedule 1 attached hereto, the security interests referred to in paragraph 8 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of such Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

          (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule
          2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

     10.  The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.

     11.  Each Borrower is duly registered as a [____________] in each state in which Mortgage Loans were originated to the extent such registration is required by applicable law, and has obtained all other licenses and governmental approvals in each jurisdiction to the extent that the failure to obtain such licenses and approvals would render any
          Mortgage

                                      -3-

          Loan unenforceable or would materially and adversely affect the ability of the Borrower to perform any of its obligations under, or the enforceability of, the Loan Documents.

     12.  Assuming that all other elements necessary to render a Mortgage Loan legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each Mortgage Loan
          (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations) and assuming further that no action was taken in connection with the execution, delivery and performance of each Mortgage Loan (including in connection with the sale of the related Mortgaged Property) that would give rise to a defense to the legality, validity, binding effect and enforceability of such Mortgage Loan, nothing in the forms of such
          Mortgage Loans, as attached hereto as Exhibit A, would render such
          Mortgage Loans other than legal, valid, binding and enforceable.

     13.  Assuming their validity, binding effect and enforceability in all other respects (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations), the forms of Mortgage Loans attached hereto as
          Exhibit A are in sufficient compliance with ________ law and Federal consumer protection laws so as not to be rendered void or voidable at the election of the Mortgagor thereunder.

                                Very truly yours,

                                      -4-

                                    EXHIBIT D

                     FORM OF NOTICE OF BORROWING AND PLEDGE

                                            [insert date]

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: ________________________

         Notice of Borrowing and Pledge No.: __________________________

Ladies/Gentlemen:

          Reference is made to the Master Loan and Security Agreement, dated as of February 15, 2005 (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan
Agreement), between MortgageIT, Inc. and MortgageIt Holdings, Inc.
(collectively, "Borrower") and Greenwich Capital Financial Products, Inc. (the
"Lender").

          In accordance with Section 2.03(a) of the Loan Agreement, the undersigned Borrower hereby requests that you, the Lender, make Advances to us in connection with our delivery of Mortgage Loans on ____________________
[insert requested Funding Date, which in the case of Dry Loans must be at least two (2) Business Days following the date of the request], in connection with which we shall pledge to you as Collateral the Mortgage Loans (along with all previous pledges defined as Eligible Mortgage Loans for such date) set forth on the Mortgage Loan Schedule attached hereto.

          The Borrower hereby certifies, as of such Funding Date, that:

          (a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Advance as a result of such Advance;

          (b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Mortgage Loans, solely with respect to Mortgage
     Loans being included the Borrowing Base on the Funding Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (c) the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions; and

          (d) the Borrower has satisfied all conditions precedent in Section
     5.02 of the Loan Agreement and all other requirements of the Loan
     Agreement.

     The undersigned duly authorized officer of Borrower further represents and warrants that (1) the documents constituting the Custodial File (as defined in the Custodial Agreement) with respect to the Mortgage Loans that are the subject of the Advance requested herein and more specifically identified on the mortgage loan schedule or computer readable magnetic transmission delivered to both the
Lender and the Custodian in connection herewith (the "Receipted Mortgage Loans")
[with respect to Dry Loans: have been or are hereby submitted] [with respect to
Wet Loans: shall be delivered, within _____ (__) days of the date of the execution of this Notice of Borrowing and Pledge,] to Custodian and such
Required

Documents are to be held by the Custodian subject to Lender's first priority security interest thereon, (2) all other documents related to such Receipted
Mortgage Loans (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by
Borrower in trust for Lender, (3) all documents related to such Receipted
Mortgage Loans withdrawn from Custodian shall be held in trust by Borrower for
Lender, and Borrower will not attempt to pledge, hypothecate or otherwise transfer such Receipted Mortgage Loans to any other party until the Advance to which such Receipted Mortgage Loans are related has been paid in full by
Borrower and (4) Borrower has granted a first priority perfected security interest in and lien on the Receipted Mortgage Loans.

Borrower hereby represents and warrants that (x) the Receipted Mortgage Loans have an unpaid principal balance as of the date hereof of $__________ and (y)
the number of Receipted Mortgage Loans is ______.

                                        Very truly yours,

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      -2-

                                                                      SCHEDULE I
                                               TO NOTICE OF BORROWING AND PLEDGE

                     [MORTGAGE LOANS PROPOSED TO BE PLEDGED
                           TO LENDER ON FUNDING DATE]

                         [attach Mortgage Loan Schedule]

                                    EXHIBIT E

                             UNDERWRITING GUIDELINES

                          [TO BE PROVIDED BY BORROWER]

                                    EXHIBIT F

                   REQUIRED FIELDS FOR SERVICING TRANSMISSION

                           [TO BE PROVIDED BY LENDER]

                                    EXHIBIT G

               REQUIRED FIELDS FOR MORTGAGE LOAN DATA TRANSMISSION

                           [TO BE PROVIDED BY LENDER]

                                    EXHIBIT H

                       FORM OF BORROWING BASE CERTIFICATE

                           [TO BE PROVIDED BY LENDER]

                                    EXHIBIT I

                             FORM OF CONFIDENTIALITY
                                    AGREEMENT

     In connection with your consideration of a possible or actual acquisition of a participating interest (the "Transaction") in an advance, or note of
Greenwich Capital Financial Products, Inc. ("Greenwich") pursuant to a Master
Loan and Security Agreement between Greenwich and MortgageIT, Inc. and
MortgageIT Holdings, Inc. (collectively, the "Borrower"") dated February 15,
2005, you have requested the right to review certain non-public information regarding the Borrower that is in the possession of Greenwich. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Greenwich or its affiliates, directors, officers, employees, advisors, agents or "controlling persons" (within the meaning of the Securities Exchange
Act of 1934, as amended (the "1934 Act")) (such affiliates and other persons being herein referred to collectively as Greenwich "Representatives") in connection with the consideration of a Transaction (such information being herein referred to as "Evaluation Material"), Greenwich hereby requests your agreement as follows:

     1.   The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Greenwich involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Greenwich, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as "your
          Representatives"), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible
          Transaction with Greenwich (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this
          Agreement). You agree to be responsible for any breach of this
          Agreement by your Representatives.

     2.   The term "Evaluation Material" does not include any information which
          (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your
          Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Greenwich or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

     3.   In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Greenwich and the Borrower of the existence, terms and circumstances surrounding such a request, (ii) consult with the Borrower on the advisability of taking legally available steps to resist or narrow such request, and
          (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

     4.   Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

     5.   You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of the Borrower regarding the business, operations, prospects or finances of the Borrower or the employment of such officer, director or employee, except with the express written permission of the Borrower.

     6.   You understand and acknowledge that the Borrower is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Greenwich. The Borrower, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the
          1934 Act) shall have any liability to you or any other person
          (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

     7.   You agree that neither Greenwich or the Borrower has not granted you any license, copyright, or similar right with respect to any of the
          Evaluation Material or any other information provided to you by
          Greenwich.

     8.   If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Greenwich all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.

     9.   Without prejudice to the rights and remedies otherwise available to the Borrower, the Borrower shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

     10.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the
          State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the
          United States District Court for the Southern District of the State of
          New York for the purpose of any suit, action, or other proceeding arising out of this Agreement.

     11.  The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon the respective successors and assigns.

     12.  If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

                                      -2-

     13.  This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by the Borrower and you expressly so modifying or waiving such Agreement.

     14.  For the convenience of the parties, any number of counterparts of this
          Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same
          Agreement.

                                      -3-

     Kindly execute and return one copy of this letter which will constitute our
Agreement with respect to the subject matter of this letter.

          By:
              ----------------------------------------------------
                   Greenwich Capital Financial Products, Inc.

Confirmed and agreed to
this _____ day of
_____________, 200_.

By:
    ------------------------------------
Name:
Title:

                                    EXHIBIT J

                           FORM OF INSTRUCTION LETTER

                                            __________ __, 2005

___________________, as [Subservicer]

___________________
___________________

Attention: _______________

               Re: Loan and Security Agreement, dated as of February 15, 2005, by and between Greenwich Capital Financial Products, Inc.,
                   ("Lender"), and MortgageIT, Inc. and MortgageIt Holdings,
                   Inc. (collectively, "Borrower")

Ladies and Gentlemen:

          Pursuant to the Master Loan and Security Agreement, dated as of
February 15, 2005 (the "Loan and Security Agreement"), between the Lender and the Borrower, you are hereby notified that: (i) the undersigned Borrower has pledged to the Lender the assets described on Schedule 1 hereto (the "Eligible
Assets"), (ii) each of the Eligible Assets is subject to a security interest in favor of the Lender, and (iii) effective as of the delivery of this letter to the Subservicer, unless otherwise notified by the Lender in writing, any payments or distributions made with respect to such Eligible Assets shall be remitted immediately by the [Subservicer] in accordance with the Lender's wiring instructions provided below:

               Account No.: [____________________]
               ABA No.:     [____________________]
                            [____________________]
               Reference:   [____________________]

          The Subservicer also acknowledges its consent to terminate such
Servicing Agreement upon notification by the Lender of an occurrence of an Event of Default.

          Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Lender promptly upon receipt. Any notices to the Lender should be delivered to the following address: 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Joe
Bartolotta, Telephone: (203) 625-6675, Facsimile: (203) 625-4751.

                                        Very truly yours,

                                        [BORROWER]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

ACKNOWLEDGED:

                                   , as [Subservicer]
-----------------------------------

By:
    -------------------------------
Name:
Title:
Telephone:
Facsimile: